SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2003

SpeechWorks International, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31097	04-3239151
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

695 Atlantic Avenue Boston, Massachusetts	02111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 428-4444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Required FD Disclosure.

On August 6, 2003, ScanSoft, Inc. (“ScanSoft”) announced preliminary financial results for its second quarter ended June 30, 2003. ScanSoft reported that it expects second quarter 2003 revenue to be in the range of $27.6 million to $27.9 million. ScanSoft also reported that it expects to report a second quarter 2003 net loss of $2.6 million to $2.5 million, or $0.04 per share. In the press release, Mr. Paul Ricci, chairman and chief executive officer of ScanSoft, stated that, among other things, “Two areas of disappointment were, first, embedded text-to-speech for games and consumer devices in Asia, caused by the complexity of migrating our partners to a new product line and the SARS epidemic, and, second, network speech where we experienced delays in licensing as partners and customers waited for the company to clarify its intentions in merging ScanSoft and SpeechWorks solutions. Each of these two areas unfavorably impacted revenue by approximately $1.5 million. We expect to see a continued adverse impact from these two factors in the third quarter.”

A special meeting of SpeechWorks International, Inc. (“SpeechWorks”) stockholders has been called to vote upon the approval of the proposed merger of SpeechWorks and a wholly-owned subsidiary of ScanSoft and the adoption of an Agreement and Plan of Reorganization, dated as of April 23, 2003, by and among SpeechWorks, ScanSoft and the wholly-owned subsidiary of ScanSoft. The meeting is scheduled to be held on Monday, August 11, 2003 at 10:00 am Eastern time.

A special meeting of ScanSoft stockholders has also been called to vote upon, among other things, the issuance of shares of ScanSoft common stock in connection with the proposed merger of SpeechWorks and a wholly-owned subsidiary of ScanSoft. The meeting is scheduled to be held on Monday, August 11, 2003 at 10:00 am Eastern time.

Additional Information and Where to Find It

ScanSoft filed a registration statement on Form S-4 in connection with the proposed merger, and ScanSoft and SpeechWorks filed with the SEC and mailed to their respective stockholders a joint proxy statement/prospectus in connection with the proposed merger. Investors and security holders are urged to read the joint proxy statement/prospectus because it contains important information about ScanSoft, SpeechWorks and the proposed merger. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus at the Securities and Exchange Commission’s web site at www.sec.gov http://www.sec.gov. A free copy of the joint proxy statement/prospectus may also be obtained by contacting ScanSoft or SpeechWorks.

ScanSoft and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ScanSoft and SpeechWorks in connection with the proposed merger. Information regarding the special interests of these directors and executive officers in the proposed merger is included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in ScanSoft’s proxy statement for its 2003 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on or about April 30, 2003. This document is available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and from ScanSoft.

SpeechWorks and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of ScanSoft and SpeechWorks in connection with the proposed merger. Information regarding the special interests of these directors and executive officers in the proposed merger is included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in SpeechWorks’ proxy statement for its 2003 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on or about April 25, 2003. This document is available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and from SpeechWorks.

Safe Harbor Statement

This document contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding the following: revenues, earnings and earnings per share; acquisition-related restructuring and other charges; integration activities; existing products and services; the future performance of the speech and language business and the digital imaging business; and future prospects regarding product lines, sales channels and international operations. Such statements are based on current expectations that are subject to a number of risks and uncertainties, and actual results may differ materially. These risks and uncertainties include, without limitation, the following: economic conditions in the United States and abroad; ScanSoft’s ability to control and successfully manage its expenses, inventory and cash position; fluctuations in demand for ScanSoft’s existing and future products; the effects of competition, including pricing pressure; possible defects in products and technologies; ScanSoft’s dependence on OEM customers; and difficulties with integrating product plans and operations of acquired businesses. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in ScanSoft’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, its most recent quarterly report on Form 10-Q for the quarter ended March 31, 2003 and its S-1 Registration Statement, amended as of June 20, 2003.

SpeechWorks undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 6, 2003.	SPEECHWORKS INTERNATIONAL, INC.

	By:	/s/ RICHARD J. WESTELMAN
Richard J. Westelman Chief Financial Officer